Exhibit 32
Certification of Principle Executive Officer and Principle Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Deborah Wright, Chief Executive Officer and President of Carver Bancorp, Inc., a Delaware corporation (the “Company”) and Chris McFadden, Chief Financial Officer of the Company, each certify in his capacity as an officer of the Company that he has reviewed Amendment No.1 to the Annual Report on Form 10-K/A for the year ended March 31, 2009 (the “Report”) and that to the best of his knowledge:
1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2009	/s/ Deborah C. Wright
Deborah C. Wright
Chief Executive Officer and President

Date: November 9, 2009	/s/ Chris McFadden
Chris McFadden
Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.